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Exhibit 99.1

Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

Vitacost.com, Inc. Postpones Annual Meeting; Announces Financial Statements Cannot Be Relied Upon

BOCA RATON, Fla., December 7, 2010 –Vitacost.com, Inc. (NASDAQ:VITC), a leading online retailer and direct marketer of health and wellness products, announced today, as previously reported in the Company’s Current Report on Form 8-K dated November 15, 2010, that the Company’s Audit Committee of its Board of Directors (the “Audit Committee”), in consultation with its independent professional advisors and consultants, commenced with the authorization of the full Board of Directors, an internal review of the methodologies and procedures used by the Company to calculate the value, for financial reporting purposes, of certain non-cash stock-based compensation grants and awards to Company employees made just prior to the completion of the Company’s initial public offering in September 2009 (the “IPO”), as well as a review of the manner in which certain non-cash expense items were classified in connection therewith (the “Internal Review”).

During the course of the Internal Review, which is ongoing, the Audit Committee and its advisors discovered certain potential defects in the Company’s corporate organizational and formation documents and certain corporate transactions that may not have been authorized in accordance with all requirements of applicable Delaware corporate law, including, without limitation, certain stock splits and stock option and other stock issuance transactions effected both prior to and in connection with the IPO. Accordingly, at this time questions have arisen regarding the validity of such stock issuance transactions and the potential impact of such invalidity on the Company’s equity capitalization.

In view of the foregoing, the Company advises and hereby cautions that its previously issued financial statements for all financial reporting periods from and after 1994; the audit opinion of McGladry & Pullen, LLP included in, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company’s Registration Statement on Form S-1 (No. 333- 143926 ) dated September 23, 2009, the Company’s Registration Statement on Form S-8 (No. 333-164319) dated January 13, 2010, and in all other communications, public announcements, filings and reports issued by the Company since June 20, 2007, cannot and should not be relied upon, primarily due to uncertainty related to the Company’s equity capitalization at this time.

The Board of Directors, the Audit Committee and the Company’s management team are working with outside professional advisors and consultants to explore proactive remedial solutions, including certain transactions and either a state judicial proceeding or the commencement of a prepackaged Chapter 11 reorganization of the Company’s equity structure.  There can be no assurance any such transactions or remedies can be obtained or will be available to the Company.

In addition, the Board of Directors has voted to postpone the Company’s 2010 Annual Meeting of Stockholders previously scheduled to be held on Thursday, December 9, 2010.

About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements made herein, which include statements regarding the Company’s plan to regain compliance with NASDAQ’s listing requirements, involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from future results.  Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding its manufacturing and distribution facilities; significant competition in its industry; unfavorable publicity or consumer perception of its products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and its failure to comply with government regulations; its failure to keep pace with the demands of customers for new products; disruptions in its manufacturing system, including information technology systems, or losses of manufacturing certifications; the lack of long-term experience with human consumption of some of its products with innovative ingredients; and costs associated with the internal review and stockholder litigation.  Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Registration Statement on Form S-1, as amended, filed in connection with the company’s initial public offering as well as the Company’s Form 10-K filed for the full year ended December 31, 2009.